Exhibit 99.1
Noranda Reports Second Quarter Results and,
Announces Support for Compromise Rate Proposal in New Madrid Rate Design Petition
Second Quarter 2014 Highlights and Recent Events

•
On July 29, 2014, Noranda joined consumer groups that represent all Missouri electricity consumers in support of a Missouri Office of Public Counsel compromise proposal to reduce the smelter’s electricity rates; this proposal, if approved, would provide first year rate relief of approximately $30 million, a reduction in net cash cost of approximately $0.05 per pound

•	Excluding special items, earnings per share (“EPS”) was a $0.10 loss in second quarter 2014 and reported EPS was an $0.11 loss

•	Average realized Midwest transaction price per pound shipped was $0.99, compared to $0.95 in first quarter 2014; $0.95 in second quarter 2013

•	Net Cash Cost was $0.84 per pound, compared to $0.90 per pound, or $0.79 per pound excluding weather-related impact in first quarter 2014; second quarter 2013 Net Cash Cost was $0.83 per pound

•	Total segment profit was $30.4 million, compared to $10.7 million in first quarter 2014 and $25.0 million in second quarter 2013

•	Cash and cash equivalents totaled $32.9 million and total available liquidity was $179.3 million as of June 30, 2014
Franklin, Tennessee – August 11, 2014 – Noranda Aluminum Holding Corporation (NYSE: NOR) today reported results for second quarter 2014.
“Our second quarter 2014 results represent a sequential improvement in our operations,” said Layle K. (Kip) Smith, Noranda’s President and Chief Executive Officer. “We improved the operating reliability of our business, focused on preserving liquidity and continued to make accretive investments in growth and productivity.”
“We have joined with consumer groups that represent all Missouri electricity consumers in supporting the compromise rate structure filed by the Missouri Office of Public Counsel (the “OPC”) because we believe it is an acceptable outcome in our rate design petition. We believe this proposed rate structure will provide much needed urgent relief from unsustainable power rates and will support Noranda’s liquidity for the next five years. We trust the Missouri Public Service Commission (the “PSC”) process and trust the PSC will make the appropriate decision with respect to the OPC’s proposed rate structure and will protect New Madrid from the consequences that have come to other smelters unable to remedy unsustainable power rates.”
“As we await a decision by the PSC in our petition for a sustainable electricity rate for the New Madrid aluminum smelter we continue our intense focus on preserving liquidity. Unsustainable power rates and low LME aluminum prices have created a drain on our cash and liquidity throughout 2013 and into 2014. Recent favorable volatility in aluminum prices is encouraging but not enough; the fact remains that the power rate for New Madrid is today the second highest of the nine smelters remaining in the United States, and no aluminum smelter can survive with an unsustainable power rate.”
Liquidity and Capital Resources
At June 30, 2014, the Company had $32.9 million of cash and cash equivalents, an $18.3 million net use of cash during the second quarter 2014 and a $46.5 million net use of cash since December 31, 2013.
During June, the Company borrowed and repaid $18.5 million on its asset-based revolving credit facility to support its operating and investing activities. There were no outstanding borrowings under the Company’s asset-based revolving credit facility as of June 30, 2014. Additional borrowings totaling $19.0 million were necessary in July and August, $14.0 million of which have been repaid through August 11, 2014.
In connection with its construction of a new state-of-the-art rod mill at the New Madrid facility, the Company has not obtained project-specific financing for the mill due to the pending decision on New Madrid’s power rate. The Company spent $6.5 million in second quarter 2014, and $11.0 million year-to-date through June 30, 2014 on the rod mill. The Company expects to spend approximately $28.0 million during the second half of 2014, including approximately $12.7 million upon delivery of the rod production line in September 2014.
As of June 30, 2014, available borrowing capacity under the Company’s asset-based revolving credit facility was $146.4 million, which is net of $34.6 million in outstanding letters of credit. The Company’s total available liquidity at June 30, 2014 was $179.3 million, an $11.8 million reduction from total liquidity at March 31, 2014, and a $17.1 million reduction from total liquidity at December 31, 2013.

The table below summarizes the key drivers behind changes in the Company’s cash positions for each period:

	Three months ended
(in millions)	June 30, 2014	March 31, 2014	June 30, 2013
Segment profit	$30.4	$10.7	$25.0
Prepaid expenses and other	(7.2)	(5.8)	(2.5)
Interest paid	(17.2)	(7.5)	(6.9)
Taxes refunded (paid)	(1.7)	0.5	(6.0)
Operating working capital (deficit)	(2.0)	(17.4)	7.2
Cash provided by (used in) operating activities	2.3	(19.5)	16.8
Cash used in investing activities	(18.0)	(12.9)	(20.0)
Cash provided by (used in) financing activities	(2.6)	4.2	44.9
Change in cash and cash equivalents	$(18.3)	$(28.2)	$41.7
Status of Noranda’s Rate Design Petition to Missouri Public Service Commission
On July 29, 2014, Noranda joined consumer groups (the OPC, the Consumers Council of Missouri and the Missouri Industrial Energy Consumers) representing all electricity consumers in filing a non-unanimous stipulation and agreement (the” Joint Proposal”) in Noranda’s rate design petition (Case No. EC-2014-0224) with the PSC. The Joint Proposal was later joined by the Missouri Retailers Association.
The proposed rate structure, with a term extending through September 30, 2019, includes an initial rate of $34.44 per MWh rate, with a 2% cap on future rate increases, and a 100% exemption from fuel adjustment charges in the first twelve months. In the Joint Proposal, Noranda has committed to retain a certain level of employment at the smelter and to invest $35 million per year, adjusted for inflation, in capital spending at the smelter over the structure’s term. This proposed rate design, if approved by the PSC, would provide first year rate relief of approximately $30 million, a reduction in net cash cost of approximately $0.05 per pound.
The Joint Proposal is subject to approval by the PSC. Although the PSC had previously scheduled to announce its decision in the case on or before August 6, 2014, the PSC has not announced a decision nor has it a revised date for making an announcement.
Second Quarter 2014 Results
Sales for second quarter 2014 were $345.9 million, compared to $311.6 million in first quarter 2014 and $352.0 million in second quarter 2013.

•
Sequentially (comparing second quarter 2014 to first quarter 2014), sales increased $34.3 million, or 11%. Approximately $24.2 million of this revenue improvement was due to seasonally higher external shipments of primary and flat-rolled aluminum products. The remaining increase was largely due to a $0.04 per pound sequential improvement in the realized Midwest Transaction Price for primary and flat-rolled aluminum products, driven by modest improvements in both the LME aluminum price and Midwest Premium.

•
Year-over-year (comparing second quarter 2014 to second quarter 2013), sales decreased $6.1 million, or 2%, due largely to lower prices and volume in the Alumina segment and a one-day power outage during second quarter 2014. Additionally the Primary Aluminum segment experienced lower LME prices and lower volume during second quarter 2014.

Total second quarter 2014 segment profit was $30.4 million, compared to $10.7 million in first quarter 2014 and $25.0 million in second quarter 2013.

•
Sequentially, segment profit increased $19.7 million. Results improved with the absence of the higher first quarter 2014 production costs in the Alumina and Primary Aluminum segments that were related to unusually extreme winter weather in the first quarter ($11.3 million), and higher LME aluminum prices and Midwest premiums ($6.6 million). Other positive factors included seasonal improvements in flat-rolled products shipments ($3.6 million) and favorable prices for key production inputs such as natural gas ($2.0 million). The positive factors were partially offset by the negative impacts of a one-day power outage at the Gramercy alumina refinery ($5.0 million) and seasonal peak power rates in the Primary Aluminum segment ($5.4 million).

•
Year-over-year, segment profit increased $5.4 million, largely due to a $4.1 million impact from higher LME aluminum prices and Midwest premiums. Savings from the Company’s CORE (Cost Out, Reliability & Effectiveness) program combined with lower prices for key production input costs to offset the effects of a one-day power outage at the Gramercy alumina refinery.

Reported second quarter 2014 results were a $7.6 million net loss ($0.11 loss per diluted share), compared to a $16.8 million first quarter 2014 net loss ($0.25 loss per diluted share) and a $12.3 million second quarter 2013 net loss ($0.18 loss per diluted share).
Excluding special items, Noranda’s second quarter 2014 results were a net loss of $6.6 million ($0.10 loss per diluted share), versus a net loss of $16.1 million ($0.24 loss per diluted share) in first quarter 2014 and a net loss of $10.6 million ($0.16 loss per diluted share) in second quarter 2013. The $9.5 million sequential decrease in net loss (excluding special items) primarily reflects a $19.7 million

($13.0 million after-tax) improvement in segment profit, offset by an increase in LIFO inventory expense. The $4.0 million year-over-year decrease in net loss (excluding special items) reflects a $5.4 million improvement in segment profit ($3.6 million after-tax).
Year-to-date Results
Sales for the first six months of 2014 were $657.5 million, compared to $690.4 million in the six months ended June 30, 2013. Of the $32.9 million decrease in sales, $23.2 million was attributable to lower realized prices in the Alumina, Primary Aluminum, and Flat-Rolled Products segments. The remaining portion of the sales decline was principally attributable to lower external shipment volumes in the Primary Aluminum segment. Although the Company experienced strong demand for its key aluminum products during the quarter, the Primary Aluminum segment entered 2014 with lower available inventories than in the comparable 2013 period.
Total segment profit was $41.1 million in the first six months of 2014 and $61.3 million in the first six months of 2013. Of the $20.2 million year-over-year decrease in segment profit, $11.3 million was due to first quarter 2014 production costs in the Alumina and Primary Aluminum segments associated with unusually extreme winter weather. First half 2014 average aluminum prices were lower than those in 2013, and average Midwest Premiums were higher, for a net unfavorable impact of $11.2 million. These negatives were partially offset by savings under the Company’s CORE productivity program.
Segment Information

	Three months ended
	June 30, 2014	March 31, 2014	June 30, 2013
Key Primary Aluminum segment metrics:
Average realized Midwest transaction price (per pound)	$0.99	$0.95	$0.95
Net Cash Cost (per pound shipped)	$0.84	$0.90	$0.83
Total primary aluminum shipments (pounds, in millions)	143.2	141.9	148.0
Segment profit (loss) (in millions):
Bauxite	$(1.3)	$2.5	$0.7
Alumina	(3.2)	(11.9)	2.8
Primary Aluminum	25.1	18.4	13.9
Eliminations	0.9	(1.4)	1.5
Total integrated upstream business segment profit	21.5	7.6	18.9
Flat-Rolled Products	15.1	10.9	14.2
Corporate	(6.2)	(7.8)	(8.1)
Total segment profit	$30.4	$10.7	$25.0
Bauxite. The Bauxite segment reported a $1.3 million segment loss in second quarter 2014, compared to a $2.5 million profit in first quarter 2014 and a profit of $0.7 million in second quarter 2013.

•
Sequentially, the $3.8 million unfavorable change in Bauxite segment profit reflects a $2.3 million impact from lower prices and $1.6 million from higher costs. The price impact stems mostly from a lower intercompany transfer price, including a retroactive price adjustment for first quarter 2014. A $0.9 million increase in contract mining costs was the most notable contributor to the increase in costs.

•	Year-over year, the $2.0 million unfavorable swing in segment performance primarily results from $2.2 million impact from lower intercompany and external selling prices.
Alumina. The Alumina segment reported a $3.2 million segment loss in second quarter 2014, compared to segment loss of $11.9 million in first quarter 2014 and segment profit of $2.8 million in second quarter 2013.

•
Sequentially, the $8.7 million improvement in Alumina results reflect the absence of the $9.9 million of first quarter 2014 production costs that were related to unusually extreme winter weather in the first quarter. Alumina results reflect the favorable impacts of sequentially lower natural gas prices ($1.1 million) and bauxite prices ($2.3 million), offset by the negative impacts of a one-day power outage at the Gramercy alumina refinery ($5.0 million).

•
Year-over-year, the $6.0 million unfavorable change in Alumina segment profit predominantly reflects higher second quarter 2014 natural gas prices ($2.3 million) and lower LME-linked alumina selling prices ($3.3 million), as well as additional second quarter 2014 maintenance spending and unfavorable product mix changes in shipments. These negatives were partially offset by the effects of lower caustic soda prices ($1.8 million) and lower bauxite prices.

Primary Aluminum. Segment profit in second quarter 2014 was $25.1 million, compared to $18.4 million in first quarter 2014 and $13.9 million in second quarter 2013.

•
Sequentially, Primary Aluminum segment profit increased by $6.7 million. Positive drivers included a $6.1 million net benefit from sequentially higher realized Midwest Transaction Prices, the absence of first quarter 2014 production costs associated with unusually extreme winter weather, and lower workers compensation and health insurance costs. These positive factors were partially offset by the $5.4 million impact of seasonal peak power rates.

•
Year-over-year, Primary Aluminum segment profit increased by $11.2 million. This improvement was driven largely by the higher realized Midwest Transaction Prices ($5.6 million, net), lower prices for key production inputs ($4.8 million), and cost savings associated with the December 2013 workforce reduction ($1.4 million).

Net Integrated Aluminum Cash Cost. Net Cash Cost in second quarter 2014 was $0.84 per pound, compared to $0.90 per pound in first quarter 2014 and $0.83 per pound in second quarter 2013.

•
Sequentially, Net Cash Cost decreased by $0.06 per pound, with the predominant factor being the absence of $0.08 per pound of first quarter 2014 production costs associated with unusually extreme winter weather. Other factors contributing to the decrease in Net Cash Cost included favorable changes in the prices of production costs such as natural gas, higher prices for LME-linked alumina sales, and lower workers compensation and health insurance costs. These decreases were partially offset by seasonal peak power surcharges in the Primary Aluminum segment, and a one-day power disruption at the Gramercy alumina refinery, which each added $0.04 per pound integrated net cash cost.

•	Year-over-year, Net Cash Cost was unchanged, as savings from the Company’s CORE program combined with lower key production input prices offset the effects of lower LME-linked alumina sales prices.
Flat-Rolled Products. Segment profit in second quarter 2014 was $15.1 million, compared to $10.9 million in first quarter 2014 and $14.2 million in second quarter 2013.

•	Sequentially, the increase in Flat-Rolled Products segment profit was due primarily to seasonally higher shipment volumes.

•	Year-over-year, Flat-Rolled Products segment profit increased $0.9 million primarily due to a benefit from metal price timing differences, offset by an unfavorable shift in product mix.
Corporate. Corporate expenses in second quarter 2014 were $6.2 million, compared to $7.8 million in first quarter 2014 and $8.1 million in second quarter 2013. Sequentially, corporate expenses were lower due primarily to timing-related difference in benefit expenses and lower second quarter 2014 professional fees. Year-over-year, CORE productivity initiatives decreased corporate expenses.

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except per share data and where noted)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Sales	$345.9	$352.0	$657.5	$690.4
Operating costs and expenses:
Cost of sales	325.4	334.2	627.4	639.8
Selling, general and administrative expenses	17.8	21.5	38.5	46.1
Total operating costs and expenses	343.2	355.7	665.9	685.9
Operating income (loss)	2.7	(3.7)	(8.4)	4.5
Other (income) expense:
Interest expense, net	12.6	12.2	25.1	22.3
(Gain) loss on hedging activities, net	0.1	3.0	0.4	(2.4)
Debt refinancing expense	—	—	—	2.5
Total other expense, net	12.7	15.2	25.5	22.4
Loss before income taxes	(10.0)	(18.9)	(33.9)	(17.9)
Income tax benefit	(2.4)	(6.6)	(9.5)	(6.2)
Net loss	$(7.6)	$(12.3)	$(24.4)	$(11.7)
Net loss per common share:
Basic	$(0.11)	$(0.18)	$(0.36)	$(0.17)
Diluted	$(0.11)	$(0.18)	$(0.36)	$(0.17)
Weighted-average common shares outstanding:
Basic (shares, in millions)	68.75	67.91	68.49	67.85
Diluted (shares, in millions)	68.75	67.91	68.49	67.85
Cash dividends declared per common share	$0.01	$0.04	$0.02	$0.08
External sales by segment:
Bauxite	$12.9	$10.9	$24.6	$22.7
Alumina	47.3	51.4	93.1	93.4
Primary Aluminum	135.6	136.5	256.4	275.2
Flat-Rolled Products	150.1	153.2	283.4	299.1
Total	$345.9	$352.0	$657.5	$690.4
Segment profit (loss):
Bauxite	$(1.3)	$0.7	$1.2	$4.9
Alumina	(3.2)	2.8	(15.1)	6.9
Primary Aluminum	25.1	13.9	43.5	38.1
Flat-Rolled Products	15.1	14.2	26.0	28.0
Corporate	(6.2)	(8.1)	(14.0)	(16.8)
Eliminations	0.9	1.5	(0.5)	0.2
Total	$30.4	$25.0	$41.1	$61.3
Financial and other data:
Average realized Midwest transaction price (per pound)	$0.99	$0.95	$0.97	$0.99
Net Cash Cost (per pound shipped)	$0.84	$0.83	$0.87	$0.82
Shipments:
External shipments:
Bauxite (kMts)	600.3	457.1	1,121.0	963.1
Alumina (kMts)	153.2	163.2	303.8	288.2
Primary Aluminum (pounds, in millions)	121.4	126.4	233.1	245.9
Flat-Rolled Products (pounds, in millions)	101.9	102.1	194.3	195.9
Intersegment shipments:
Bauxite (kMts)	658.0	692.4	1,280.7	1,395.4
Alumina (kMts)	121.5	134.0	248.8	285.0
Primary Aluminum (pounds, in millions)	21.8	21.6	52.0	43.9

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except par value)
(unaudited)

	June 30, 2014	December 31, 2013
	$	$
ASSETS
Current assets:
Cash and cash equivalents	32.9	79.4
Accounts receivable, net	112.2	86.7
Inventories, net	191.9	178.7
Other current assets	18.9	19.5
Total current assets	355.9	364.3
Property, plant and equipment, net	670.6	677.2
Goodwill	137.6	137.6
Other intangible assets, net	52.3	55.2
Other assets	87.1	87.8
Total assets	1,303.5	1,322.1
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	109.3	89.2
Accrued liabilities	67.3	65.0
Deferred tax liabilities	10.8	2.1
Current portion of long-term debt	7.1	4.9
Total current liabilities	194.5	161.2
Long-term debt, net	656.4	654.2
Pension and other post-retirement benefit (“OPEB”) liabilities	113.3	115.8
Other long-term liabilities	48.9	50.0
Long-term deferred tax liabilities	165.3	193.6
Shareholders’ equity:
Preferred stock (25.0 shares authorized, $0.01 par value; no shares issued and outstanding at June 30, 2014 and December 31, 2013)	—	—
Common stock (200.0 shares authorized; $0.01 par value; 68.8 shares issued and outstanding at June 30, 2014; 68.1 shares issued and outstanding at December 31, 2013)	0.7	0.7
Capital in excess of par value	241.8	239.7
Accumulated deficit	(64.6)	(38.7)
Accumulated other comprehensive loss	(58.8)	(60.4)
Total shareholders’ equity	119.1	141.3
Non-controlling interest	6.0	6.0
Total equity	125.1	147.3
Total liabilities and equity	1,303.5	1,322.1

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
	$	$	$	$
OPERATING ACTIVITIES
Net loss	(7.6)	(12.3)	(24.4)	(11.7)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	22.3	23.4	44.0	46.6
Non-cash interest expense	0.6	0.6	1.3	1.3
Last in, first out and lower of cost or market inventory adjustments	1.2	1.4	1.0	2.2
Asset Impairment	—	1.2	—	1.2
(Gain) loss on disposal of assets	0.2	(0.4)	0.1	(0.6)
(Gain) loss on hedging activities, excluding cash settlements	0.2	0.5	(0.3)	(4.9)
Debt refinancing expense	—	—	—	2.5
Deferred income taxes	(6.2)	(9.9)	(20.5)	(8.4)
Share-based compensation expense	0.9	1.2	1.6	2.2
Changes in other assets	(2.5)	(0.9)	(4.1)	(2.3)
Changes in pension, other post-retirement and other long-term liabilities	(1.7)	3.5	(1.0)	4.2
Changes in current operating assets and liabilities:
Accounts receivable, net	0.5	0.6	(25.5)	(17.7)
Inventories, net	(1.6)	(2.6)	(14.4)	(11.0)
Taxes receivable and taxes payable	2.1	(2.6)	9.8	(3.7)
Other current assets	(1.4)	(0.5)	(2.6)	11.8
Accounts payable	(0.9)	9.2	20.5	(2.1)
Accrued liabilities	(3.8)	4.4	(2.7)	5.1
Cash provided by (used in) operating activities	2.3	16.8	(17.2)	14.7
INVESTING ACTIVITIES
Capital expenditures	(18.0)	(20.6)	(31.1)	(39.5)
Proceeds from sale of property, plant and equipment	—	0.6	0.2	0.8
Cash used in investing activities	(18.0)	(20.0)	(30.9)	(38.7)
FINANCING ACTIVITIES
Shares tendered for taxes, net of proceeds from issuance of common shares for share-based payment arrangements	(0.7)	—	(1.1)	(0.2)
Dividends paid to shareholders	(0.7)	(2.7)	(1.4)	(5.4)
Repayments of long-term debt	(1.2)	(1.2)	(2.4)	(277.6)
Borrowings on revolving credit facility	18.5	6.0	18.5	11.0
Repayments on revolving credit facility	(18.5)	(6.0)	(18.5)	(11.0)
Borrowings on long-term debt, net	—	49.5	6.5	331.8
Payments of financing costs	—	(0.7)	—	(2.9)
Cash provided by (used in) financing activities	(2.6)	44.9	1.6	45.7
Change in cash and cash equivalents	(18.3)	41.7	(46.5)	21.7
Cash and cash equivalents, beginning of period	51.2	16.1	79.4	36.1
Cash and cash equivalents, end of period	32.9	57.8	32.9	57.8

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Three months ended June 30, 2014
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	12.9	47.3	135.6	150.1	—	—	345.9
Intersegment	17.1	30.5	20.3	—	—	(67.9)	—
Total sales	30.0	77.8	155.9	150.1	—	(67.9)	345.9

Capital expenditures	1.5	3.1	9.3	3.9	0.2	—	18.0
Reconciliation of segment profit (loss) to operating income (loss):
Segment profit (loss)	(1.3)	(3.2)	25.1	15.1	(6.2)	0.9	30.4
Depreciation and amortization	(2.4)	(5.2)	(9.9)	(4.7)	(0.1)	—	(22.3)
Last in, first out and lower of cost or market inventory adjustments	—	—	(2.3)	1.1	—	—	(1.2)
Loss on disposal of assets	—	—	—	(0.2)	—	—	(0.2)
Non-cash pension, accretion and stock compensation	(0.1)	(0.2)	(0.5)	(0.2)	(0.9)	—	(1.9)
Restructuring, relocation and severance	(0.1)	0.1	—	—	—	—	—
Consulting fees	—	—	—	—	(0.1)	—	(0.1)
Cash settlements on hedging transactions	—	—	(0.4)	(0.8)	—	—	(1.2)
Other, net	—	(0.1)	(0.1)	0.1	0.2	(0.9)	(0.8)
Operating income (loss)	(3.9)	(8.6)	11.9	10.4	(7.1)	—	2.7
Interest expense, net							12.6
Loss on hedging activities, net							0.1
Total other expense, net							12.7
Loss before income taxes							(10.0)

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Three months ended June 30, 2013
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	10.9	51.4	136.5	153.2	—	—	352.0
Intersegment	19.2	35.7	20.1	—	—	(75.0)	—
Total sales	30.1	87.1	156.6	153.2	—	(75.0)	352.0

Capital expenditures	6.4	3.8	7.3	2.8	0.3	—	20.6
Reconciliation of segment profit (loss) to operating income (loss):
Segment profit (loss)	0.7	2.8	13.9	14.2	(8.1)	1.5	25.0
Depreciation and amortization	(3.0)	(5.3)	(10.1)	(4.7)	(0.3)	—	(23.4)
Last in, first out and lower of cost or market inventory adjustments	—	—	(1.3)	0.2	—	(0.3)	(1.4)
Gain on disposal of assets	—	0.4	—	—	—	—	0.4
Asset impairment	—	—	—	(1.2)	—	—	(1.2)
Non-cash pension, accretion and stock compensation	0.1	(0.3)	(1.7)	(1.6)	(1.4)	—	(4.9)
Relocation and severance	—	(0.1)	(0.2)	(0.1)	(0.1)	—	(0.5)
Consulting fees	—	—	—	—	(0.1)	—	(0.1)
Cash settlements on hedging transactions	—	—	0.6	2.5	—	—	3.1
Other, net	(0.1)	(0.1)	—	—	0.1	(0.6)	(0.7)
Operating income (loss)	(2.3)	(2.6)	1.2	9.3	(9.9)	0.6	(3.7)
Interest expense, net							12.2
Loss on hedging activities, net							3.0
Total other expense, net							15.2
Loss before income taxes							(18.9)

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Six months ended June 30, 2014
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	24.6	93.1	256.4	283.4	—	—	657.5
Intersegment	35.5	61.9	49.0	—	—	(146.4)	—
Total sales	60.1	155.0	305.4	283.4	—	(146.4)	657.5

Capital expenditures	2.3	5.1	16.3	7.0	0.4	—	31.1
Reconciliation of segment profit (loss) to operating income (loss):
Segment profit (loss)	1.2	(15.1)	43.5	26.0	(14.0)	(0.5)	41.1
Depreciation and amortization	(4.9)	(10.2)	(19.6)	(9.0)	(0.3)	—	(44.0)
Last in, first out and lower of cost or market inventory adjustments	—	—	(2.4)	1.4	—	—	(1.0)
Gain (loss) on disposal of assets	—	—	0.1	(0.2)	—	—	(0.1)
Non-cash pension, accretion and stock compensation	(0.1)	(0.4)	(1.5)	(0.9)	(1.8)	—	(4.7)
Restructuring, relocation and severance	—	—	(0.1)	0.4	0.1	—	0.4
Consulting fees	—	—	—	—	(0.3)	—	(0.3)
Cash settlements on hedging transactions	—	—	(0.2)	(0.1)	—	—	(0.3)
Other, net	—	(0.2)	—	—	0.2	0.5	0.5
Operating income (loss)	(3.8)	(25.9)	19.8	17.6	(16.1)	—	(8.4)
Interest expense, net							25.1
Loss on hedging activities, net							0.4
Total other expense, net							25.5
Loss before income taxes							(33.9)

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Six months ended June 30, 2013
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	22.7	93.4	275.2	299.1	—	—	690.4
Intersegment	42.9	79.8	42.6	—	—	(165.3)	—
Total sales	65.6	173.2	317.8	299.1	—	(165.3)	690.4

Capital expenditures	7.2	8.9	15.7	6.2	1.5	—	39.5
Reconciliation of segment profit (loss) to operating income (loss):
Segment profit (loss)	4.9	6.9	38.1	28.0	(16.8)	0.2	61.3
Depreciation and amortization	(5.0)	(10.6)	(21.2)	(9.3)	(0.5)	—	(46.6)
Last in, first out and lower of cost or market inventory adjustments	—	—	0.4	(2.3)	—	(0.3)	(2.2)
Gain on disposal of assets	—	0.5	0.1	—	—	—	0.6
Asset impairment	—	—	—	(1.2)	—	—	(1.2)
Non-cash pension, accretion and stock compensation	0.1	(0.5)	(3.5)	(2.9)	(2.8)	—	(9.6)
Relocation and severance	—	(0.2)	(0.4)	(0.1)	(0.4)	—	(1.1)
Consulting fees	—	—	—	—	(0.4)	—	(0.4)
Cash settlements on hedging transactions	—	—	0.7	3.0	—	—	3.7
Other, net	(0.1)	(0.2)	—	(0.1)	0.1	0.3	—
Operating income (loss)	(0.1)	(4.1)	14.2	15.1	(20.8)	0.2	4.5
Interest expense, net							22.3
Gain on hedging activities, net							(2.4)
Debt refinancing expense							2.5
Total other expense, net							22.4
Loss before income taxes							(17.9)

ADJUSTED EBITDA
(in millions)
(unaudited)
Management uses “Adjusted EBITDA”, referred to as “EBITDA” in the Company’s debt agreements, as a liquidity measure. The Company’s debt agreements do not require it to achieve any specified level of Adjusted EBITDA, or ratio of Adjusted EBITDA to any other financial metric, in order to avoid a default (subject, in the case of the senior secured revolving credit facility, to its maintaining minimum availability thereunder). As used herein, Adjusted EBITDA means net income before income taxes, net interest expense, depreciation and amortization, adjusted to eliminate certain non-cash expenses and other specified items of income or expense as outlined below (in millions):

	Three months ended June 30,		Six months ended June 30,		Twelve months ended
	2014	2013	2014	2013	June 30, 2014	December 31, 2013
	$	$	$	$	$	$
Adjusted EBITDA	30.4	25.0	41.1	61.3	72.9	93.1
Last in, first out and lower of cost or market inventory adjustments (a)	(1.2)	(1.4)	(1.0)	(2.2)	3.8	2.6
Gain (loss) on disposal of assets	(0.2)	0.4	(0.1)	0.6	(0.2)	0.5
Asset impairment	—	(1.2)	—	(1.2)	(4.7)	(5.9)
Non-cash pension, accretion and stock compensation	(1.9)	(4.9)	(4.7)	(9.6)	(15.6)	(20.5)
Restructuring, relocation and severance	—	(0.5)	0.4	(1.1)	(6.4)	(7.9)
Consulting fees	(0.1)	(0.1)	(0.3)	(0.4)	(0.4)	(0.5)
Debt refinancing expense	—	—	—	(2.5)	—	(2.5)
Non-cash derivative gains (losses) (b)	(1.3)	0.1	(0.7)	6.1	—	6.8
Other, net	(0.8)	(0.7)	0.5	—	0.5	—
Depreciation and amortization	(22.3)	(23.4)	(44.0)	(46.6)	(93.4)	(96.0)
Interest expense, net	(12.6)	(12.2)	(25.1)	(22.3)	(50.3)	(47.5)
Income tax benefit	2.4	6.6	9.5	6.2	33.5	30.2
Net loss	(7.6)	(12.3)	(24.4)	(11.7)	(60.3)	(47.6)

(a)
The New Madrid smelter and rolling mills use the LIFO method of inventory accounting for financial reporting and tax purposes. This adjustment restates net income to the FIFO method by eliminating LIFO expenses related to inventories held at the New Madrid smelter and the rolling mills. Product inventories at Gramercy and St. Ann and supplies inventories at New Madrid are stated at lower of weighted-average cost or market, and are not subject to the LIFO adjustment. The Company also reduces inventories to the lower of cost (adjusted for purchase accounting) or market value.

(b)
The Company uses derivative financial instruments to mitigate effects of fluctuations in aluminum and natural gas prices. This adjustment eliminates the non-cash gains and losses resulting from fair market value changes of aluminum swaps. Cash settlements (received) or paid, except settlements on hedge terminations, related to derivatives are included in Adjusted EBITDA.

Adjusted EBITDA is not a measure of financial performance under U.S. GAAP, and may not be comparable to similarly titled measures used by other companies in the Company’s industry. Adjusted EBITDA should not be considered in isolation from or as an alternative to net income (loss), income (loss) from continuing operations, operating income (loss) or any other performance measures derived in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP. For example, Adjusted EBITDA excludes certain tax payments that may represent a reduction in cash available to the Company; does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; does not reflect capital cash expenditures, future requirements for capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; and does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on the Company’s indebtedness. Adjusted EBITDA also includes incremental stand-alone costs and adds back non-cash hedging gains and losses, and certain other non-cash charges that are deducted in calculating net income. However, these are expenses that may recur, vary greatly and are difficult to predict. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. You should not consider the Company’s Adjusted EBITDA as an alternative to operating income or net income, determined in accordance with U.S. GAAP, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of the Company’s cash flows or as a measure of liquidity.

The following table reconciles Adjusted EBITDA to cash flow from operating activities for the periods presented (in millions):

	Three months ended June 30,		Six months ended June 30,		Twelve months ended
	2014	2013	2014	2013	June 30, 2014	December 31, 2013
	$	$	$	$	$	$
Adjusted EBITDA	30.4	25.0	41.1	61.3	72.9	93.1
Share-based compensation expense	0.9	1.2	1.6	2.2	4.2	4.8
Changes in other assets	(2.5)	(0.9)	(4.1)	(2.3)	(0.8)	1.0
Changes in pension, other post-retirement liabilities and other long-term liabilities	(1.7)	3.5	(1.0)	4.2	2.0	7.2
Changes in current operating assets and liabilities	(5.1)	8.5	(14.9)	(17.6)	36.3	33.6
Changes in current income taxes	(3.8)	(3.3)	(11.0)	(2.2)	(11.2)	(2.4)
Changes in accrued interest	(12.0)	(11.6)	(23.8)	(21.0)	(47.7)	(44.9)
Non-cash pension, accretion and stock compensation	(1.9)	(4.9)	(4.7)	(9.6)	(15.6)	(20.5)
Restructuring, relocation and severance	—	(0.5)	0.4	(1.1)	(6.4)	(7.9)
Consulting and sponsor fees	(0.1)	(0.1)	(0.3)	(0.4)	(0.4)	(0.5)
Other, net	(1.9)	(0.1)	(0.5)	1.2	(1.0)	0.7
Cash provided by (used in) operating activities	2.3	16.8	(17.2)	14.7	32.3	64.2

NORANDA ALUMINUM HOLDING CORPORATION
NET CASH COST OF PRIMARY ALUMINUM
(unaudited)
Net cash cost of primary aluminum per pound represents the costs of producing commodity grade aluminum net of value-added premiums on primary aluminum sales. The Company has provided net cash cost per pound of aluminum shipped because it provides investors with additional information to measure operating performance. Using this metric, investors are able to assess the prevailing LME price plus Midwest premium per pound versus unit net costs per pound shipped. Net cash cost per pound is positively or negatively impacted by changes in primary aluminum, alumina and bauxite production and sales volumes, natural gas and oil related costs, seasonality in electrical contract rates, and increases or decreases in other production related costs. Net cash cost per pound is not a measure of financial performance under U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Net cash cost per pound shipped should not be considered in isolation from or as an alternative to any performance measures derived in accordance with U.S. GAAP. The following table shows the calculation of net cash cost of primary aluminum:

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Total primary aluminum cash cost (in millions)(a)	$119.9	$122.4	$247.1	$237.5
Total shipments (pounds in millions)	143.2	148.0	285.1	289.8
Net Cash Cost (per pound shipped) (b)	$0.84	$0.83	$0.87	$0.82

(a) Total primary aluminum cash cost is calculated below (in millions):
Total primary aluminum revenue	$155.9	$156.6	$305.4	$317.8
Less fabrication premiums and other revenue	(14.5)	(15.3)	(29.2)	(30.2)
Realized Midwest transaction price revenue	141.4	141.3	276.2	287.6

Primary Aluminum segment profit	25.1	13.9	43.5	38.1
Alumina segment profit (loss)	(3.2)	2.8	(15.1)	6.9
Bauxite segment profit (loss)	(1.3)	0.7	1.2	4.9
Profit eliminations	0.9	1.5	(0.5)	0.2
Total	21.5	18.9	29.1	50.1
Total primary aluminum cash cost (in millions)	$119.9	$122.4	$247.1	$237.5

(b)	Net Cash Cost may not recalculate precisely as shown due to rounding.

NORANDA ALUMINUM HOLDING CORPORATION
CALCULATION OF DILUTED EARNINGS (LOSS) PER SHARE,
EXCLUDING SPECIAL ITEMS
(in millions, except per share information)
(unaudited)
“Net income (loss), excluding special items” means net income (loss) adjusted to eliminate the impact of certain transactions and events referred to as “special items,” as listed herein. “Diluted earnings (loss) per share, excluding special items” refers to net income (loss) excluding special items, divided by the number of diluted weighted-average common shares outstanding. Management has provided net income (loss), excluding special items and diluted earnings (loss) per share, excluding special items because the measure provides investors with additional information with which to measure operating results. Using these metrics, investors are able to assess the impact of certain transactions and events on earnings and to compare net income (loss) from period to period with the impact of those transactions and events removed from all periods. Management believes this metric is a valuable tool in assisting investors to compare financial results from period to period.
Net income (loss), excluding special items may not be comparable to similarly titled measures used by other companies. Net income (loss), excluding special items should not be considered in isolation from or as an alternative to net income (loss) or any other performance measures derived in accordance with U.S. GAAP. Net income (loss), excluding special items has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of results as reported under U.S. GAAP.
Special items and diluted earnings (loss) per share, excluding special items are outlined below (in millions):

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
	$	$	$	$
	Increase (decrease) to net income		Increase (decrease) to net income
Special items:
Gain (loss) on hedging activities	(0.1)	(3.0)	(0.4)	2.4
Debt refinancing expense (1)	—	—	—	(2.5)
Total special items (pre-tax)	(0.1)	(3.0)	(0.4)	(0.1)
Diluted (loss) per share, excluding special items:
Pre-tax loss	(10.0)	(18.9)	(33.9)	(17.9)
Pre-tax impact of special items	0.1	3.0	0.4	0.1
Pre-tax loss, excluding special items	(9.9)	(15.9)	(33.5)	(17.8)
Income tax benefit, excluding special items (2)	(3.3)	(5.3)	(11.3)	(5.9)
Net loss, excluding special items	(6.6)	(10.6)	(22.2)	(11.9)
Weighted-average common shares outstanding, diluted (shares, in millions) (3)	68.75	67.91	68.49	67.85
Diluted loss per share, excluding special items	(0.10)	(0.16)	(0.32)	(0.18)

(1)
Debt refinancing expense for the six months ended June 30, 2013 includes the write-off of deferred financing costs and third party fees related to the AcquisitionCo Notes due 2015 in connection with the first quarter 2013 Refinancing.

(2)
Income taxes, excluding special items were calculated using the Company’s estimated annual effective tax rate from continuing operations, which was 33.8% for the three and six months ended June 30, 2014 and 33.1% for the three and six months ended June 30, 2013. Individual quarters may not recalculate to the year to date amount due to changes made quarterly to the estimated annual effective tax rate.

(3)	For periods with a net loss, potential common shares were excluded from the weighted-average common shares outstanding because these potential shares would have been antidilutive.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause the Company’s actual results to differ materially from those expressed in forward-looking statements, including, without limitation: the cyclical nature of the aluminum industry and fluctuating commodity prices, which cause variability in earnings and cash flows; a downturn in general economic conditions, including changes in interest rates, as well as a downturn in the end-use markets for certain of the Company’s products; fluctuations in the relative cost of certain raw materials and energy compared to the price of primary aluminum and aluminum rolled products; the effects of competition in Noranda’s business lines; Noranda’s ability to retain customers, a substantial number of which do not have long-term contractual arrangements with the Company; the ability to fulfill the business’s substantial capital investment needs; labor relations (i.e. disruptions, strikes or work stoppages) and labor costs; unexpected issues arising in connection with Noranda’s operations outside of the United States; the ability to retain key management personnel; and Noranda’s expectations with respect to its acquisition activity, or difficulties encountered in connection with acquisitions, dispositions or similar transactions.
Forward-looking statements contain words such as “believes,” “expects,” “may,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to Noranda’s strategy, plans or intentions. All statements Noranda makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to the Company’s expectations regarding future industry trends are forward-looking statements. Noranda undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management’s current estimates, projections, expectations or beliefs.
For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
Non-GAAP Financial Measures
This press release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. Management believes that these measures are helpful to investors in measuring financial performance and comparing performance to that of its peers. However, these non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for U.S. GAAP financial measures. To the extent non-GAAP financial measures are discussed on the earnings call, a reconciliation of each measure to the most directly comparable U.S. GAAP measure will be available within this press release or within the presentation slides filed as Exhibit 99.2 to the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release.
About the Company
Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils. Noranda is a public company affiliated with its private equity sponsor.
Earnings Conference Call
At 4:30 PM Eastern on August 11, 2014, Noranda Aluminum Holding Corporation (NYSE: NOR) will host a conference call to discuss results for second quarter 2014. The call will be broadcast over the Internet on the Company’s homepage at www.norandaaluminum.com/investor. The webcast will be archived shortly after the conference call concludes and will be available for replay. Please dial the appropriate number below at least 15 minutes prior to the start of the call to participate in the question-and-answer session.
Conference Call Information
U.S. participants: (855) 232-8956
International participants: (315) 625-6978
Participant Passcode: 75543883

Contact
Noranda Aluminum Holding Corporation
Dale W. Boyles
Chief Financial Officer
(615) 771-5789
dale.boyles@noralinc.com

John A. Parker
Vice President of Communication and Investor Relations
(615) 771-5734
john.parker@noralinc.com